EXHIBIT 10.8.2
AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
     THIS AMENDMENT to Amended and Restated Employment Agreement, made and entered into effective as of January 1, 2005, by and among The Kansas City Southern Railway Company, a Missouri corporation (“Railway”), Kansas City Southern, a Delaware corporation (“KCS”) and Michael R. Haverty, an individual (“Executive”).
     WHEREAS, Railway, KCS and Executive have heretofore entered into an Amended and Restated Employment Agreement dated as of January 1, 2001, and an Addendum to Employment Agreement dated August 18, 2004 (collectively the “Agreement”); and
     WHEREAS, under the terms of the Agreement, Executive is to serve as President and Chief Executive Officer of Railway and as President and Chief Executive Officer of KCS; and
     WHEREAS, with the consent and agreement of the Executive, the Board of Directors of Railway, of which the Executive is the Chairman, on January 1, 2005 elected Arthur L. Shoener as the President and Chief Executive Officer of the Railway, and, in accordance with the bylaws of Railway, Executive thereupon ceased to serve as President and Chief Executive Officer of Railway, but remained an employee of Railway; and
     WHEREAS, the parties hereto desire to enter into an amendment to the Agreement to conform the Agreement, effective January 1, 2005, to the resolutions previously adopted by the Board of Directors of Railway.
     NOW, THEREFORE, it is agreed by and among Railway, KCS and Executive that effective January 1, 2005, Executive will no longer have the title of, and will no longer serve as President and Chief Executive Officer of Railway, but Executive will continue as an employee of Railway and will continue to have such duties, powers and responsibilities as an employee of Railway as may be prescribed for Executive by the Board of Directors of Railway, and except as provided above in this paragraph all provisions of the Agreement remain in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment this 21st day of March, 2006, effective as of the date specified above.

THE KANSAS CITY SOUTHERN RAILWAY COMPANY

By:	/s/ Arthur L. Shoener
Arthur L. Shoener, President & CEO

KANSAS CITY SOUTHERN

By:	/s/ Robert B. Terry
Robert B. Terry, Senior Vice President and
General Counsel

EXECUTIVE

/s/ Michael R. Haverty

Michael R. Haverty